Exhibit 10.3


                                    CONFIRMATION


TO: MICHAEL GREEN

         This is to confirm renewal of the employment agreement made as of October 1, 2000, for a further one year period commencing on October 1, 2002, and ending on September 30, 2003, under the same terms and conditions, including, the terms relating to compensation.

         Dated at Markham this 1st day of October, 2002


         MIAD SYSTEMS LTD.


         Per:  /s/ Michael Green
               --------------------------
               Michael Green - President














MIAD Systems|Green confirm Empl-9-30-02


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